Exhibit 3.36
BYLAWS

OF
FOSTER AUTO PARTS, INC.
ARTICLE I

OFFICES
The principal office shall be in Clackamas County, Oregon. The corporation may also have offices at such other places within or without Oregon as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II

SHAREHOLDERS
SECTION 1. ANNUAL MEETINGS
The annual meeting of the Shareholders shall be held within ninety (90) days immediately prior to the end of the corporation’s fiscal year. At the annual meeting, the shareholders shall elect a Board of Directors and transact any other business that may legally come before the meeting.
SECTION 2. SPECIAL MEETINGS
Special meetings of the shareholders may be called by the President, the Board of Directors, or shareholders holding at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting.
SECTION 3. PLACE OF MEETINGS
Meetings of the shareholders shall be held at the Corporation’s principal office or any other place designated by the Board of Directors.
SECTION 4. NOTICE OF MEETINGS
Written or printed notice stating the date, time, and place of the meeting, and in case of a special meeting, the purpose for which the meeting is called, shall be given not earlier than sixty (60) days nor less than ten (10) days before the meeting date, either personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors or the persons calling the meeting, to each shareholder of the record entitled to receive notice of the meeting. The notice is effective when mailed, if it is mailed postpaid and is correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
SECTION 5. PROOF OF NOTICE
An entry of the service of notice of a meeting of the Shareholders, given in the manner above provided, shall be made in the minutes of the proceedings of the Shareholders, and such entry, if read and approved at the next meeting of the Shareholders, shall be conclusive on the question of such service.

SECTION 6. QUORUM
A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.·
SECTION 7. ADJOURNMENT
Any regular or special meeting of the Shareholders may adjourn from day to day, or from time to time, without further notice, until its business is completed; and any regular or special meeting of the Shareholders may adjourn from day to day, or from time to time, without further notice, if for any reason the holders of a majority of the shares of stock of the corporation entitled to vote are not present, in person or by proxy, until a quorum shall attend, such adjournment and the reasons therefor being recorded in the minutes of the proceedings of the Shareholders. When a quorum shall attend, any business may be transacted that might have been held on the day on which the same originally was appointed or called.
SECTION 8. PRESIDING OFFICER
The President, or in the President’s absence, the Vice President, or in the absence of the President and Vice President, a Chairman, elected by the Shareholders present, shall call the meetings of the Shareholders to order and shall act as a presiding officer thereof.
SECTION 9. SECRETARY
The Secretary of the corporation shall act as Secretary at all meetings of the Shareholders, and in the Secretary’s absence, the presiding officer may appoint any person to act as Secretary.
SECTION 10. ELECTION OF BOARD
At the regular Annual Meeting of the Shareholders, the Shareholders entitled to vote shall elect a Board of Directors as constituted by these Bylaws. Every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number or shares owned by such Shareholder for as many persons as there are Directors to be elected and for whose election such Shareholder has a right to vote.
SECTION 11. VOTING
At each meeting of the Shareholders, each Shareholder shall have the right to vote, in person or by proxy, the number of shares entitled to vote standing in the Shareholder’s own name on the books of the corporation. Notwithstanding the foregoing, the shares held by an administrator, executor, guardian, conservator, or receiver may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian, conservator, or receiver.
SECTION 12. MAJORITY VOTE
When a quorum is present or represented at any meeting in person or by proxy and entitled to vote on the subject matter, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall be controlling.
SECTION 13. PROXIES
All proxies must be in writing, executed by the Shareholders themselves or by their duly authorized attorney-in-fact, and must be filed with the Secretary of the corporation at or before the meeting of Shareholders. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. ·
ARTICLE III

BOARD OF DIRECTORS
SECTION 1. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE
The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors, except as otherwise provided in this paragraph, consisting of between a minimum of one (1) and a maximum of five (5) persons, inclusive, and the exact number between such minimum and maximum shall be fixed from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent Director. The Board of Directors shall elect a Chairman, who shall have the authority to call meetings of the Board of Directors. The director for each numbered position shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a shareholders’ meeting for a term of one (1) year, and shall hold office until their successors are elected and qualified, or until death, resignation or removal. Directors need not be Shareholders or residents of the State of Oregon. In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all powers of the corporation and may do all lawful acts that are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders. The Board of Directors is hereby authorized to employ one (1) or more managers, who may or may not be officers of the Company, and to fix the compensation of such manager or managers and to enter into contracts with them.
SECTION 2. VACANCIES
All vacancies in the Board of Directors, whether caused by resignation, death or removal, by a majority vote of the Shareholders represented at any meeting, may be filled by appointment by the remaining Directors. A Director thus appointed to fill any vacancy shall hold office for the unexpired term of such Director’s predecessor and until such Director’s successor is elected and qualified, or until the death, resignation, or removal of the appointed Director.
SECTION 3. ANNUAL MEETINGS
A regular annual meeting of the Board of Directors shall be held without notice other than this bylaw immediately after the adjournment of the annual meeting of the shareholders.
SECTION 4. SPECIAL MEETINGS
Special meetings of the Board of Directors may be called at any time and place on the order of the Chairman of the Board, President, Secretary or on the order of any two or more members of the Board of Directors.

SECTION 5. NOTICE OF SPECIAL MEETINGS
Notices of special meetings of the Board of Directors, stating the date and hour, the place, and, in general terms, the purpose(s) shall be mailed, telegraphed or personally delivered to the Directors not later than five (5) days before the day appointed for the meeting. An entry of the service of the notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the next meeting of the Board of Directors, shall be conclusive on the question of service. If all of the Directors shall be present at any Directors’ meeting, however called, any business may be transacted at such meeting, and the transactions of such meeting shall be valid as if had at a meeting regularly called.
SECTION 6. PLACE OF MEETINGS
Meetings of the Board of Directors shall be at the Corporation’s principal office or any other place designated by the Board of Directors. Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
SECTION 7. WAIVER OF NOTICE
A director’s attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting, or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
SECTION 8. QUORUM
A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number of directors is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall control.
SECTION 9. REMOVAL
Any director may be removed by the shareholders, with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
SECTION 10. RESIGNATION
A director may resign at any time by delivering written notice to the Board of Directors, its chairman or the Corporation. A resignation is effective when delivered, unless the notice specifies a later effective date, and the Board of Directors accepts the later date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. COMPENSATION
By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting or a stated salary as director. No such payments shall prevent any director from serving the Corporation in any other capacity and receiving compensation for that service. Members of committees may be allowed similar compensation for attending committee meetings.
SECTION 12. COMMITTEES
The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members, who serve at the pleasure of the Board of Directors. Creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise such authority as authorized by the Board of Directors in the management of the Corporation except to the extent such delegation of authority is prohibited by law.
SECTION 13. PRESUMPTION OF ASSENT
A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the Secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.
ARTICLE IV

OFFICERS
SECTION 1. DESIGNATION
The officers of this Corporation shall be a President and a Secretary, and shall be appointed by the Board of Directors. The Board of Directors may appoint additional officers or assistant officers, as necessary from time to time including a Treasurer and one or more Vice-Presidents. If not appointed by the Board of Directors, the President may appoint additional officers or assistant officers from time to time. Any two or more offices may be held by the same person.
SECTION 2. ELECTION
The officers shall elected by the Board of Directors at the first meeting after the organization of the corporation and thereafter, at the regular meeting of Directors after the Annual Meeting of the Shareholders, and they shall hold office for one year, unless removed by the Board of Directors, and until their successors are elected.
SECTION 3. COMPENSATION
The compensation of the officers and employees of the corporation shall be fixed by the Board of Directors.

ARTICLE V

DUTIES OF OFFICERS
SECTION 1. PRESIDENT
The President shall be the chief executive officer of the corporation. The President shall preside at all the meetings of the Shareholders and of the Board of Directors. The President shall execute, with the Secretary, in the name of the corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board of Directors to be executed, and with the Secretary shall sign all certificates of stock of the corporation. The President shall also have such other powers and perform such other duties as may be assigned to that office by the Board of Directors.
SECTION 2. VICE PRESIDENT
The Vice President, if such office is created by the Board of Directors, shall assist the President in the performance of the President’s duties; and whenever, for any reason, the President is unable to act, the Vice President shall possess the powers and perform the duties of the President; and, in the event of the death or resignation of the President, the Vice President shall, until a new President is elected by the Board of Directors, possess all the powers and perform all of the duties of the President. The Vice President shall also have such other powers and shall perform such other duties as may be assigned to that office by the Board of Directors.
SECTION 3. SECRETARY
The Secretary shall keep the minutes of all proceedings of the Shareholders and of the Board of Directors in books provided for that purpose. The Secretary shall attend to the giving and service of notice of all meetings of the Shareholders and of the Board of Directors and otherwise. The Secretary shall execute with the President, in the name of the corporation, all deeds, bonds, contracts and other obligations and instruments authorized by the Board of Directors to be executed, and with the President shall sign all certificates for shares of the corporation. The Secretary shall be the custodian of the corporate seal of the corporations; and when so ordered by the Board of Directors shall affix the seal to deeds, bonds, contracts, and other obligations and instruments. The Secretary shall keep and have charge of the journal of the meetings of the shareholders and of the Board of Directors, the stock and transfer book, the book of stock certificates, the Bylaws, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties incident to the office of Secretary subject to the control of the Board of Directors.
SECTION 4. TREASURER
The Treasurer, if such office is created by the Board of Directors, shall perform such duties as are incident to the office of Treasurer or as are required of the Treasurer by law and by the Board of Directors.
SECTION 5. VACANCIES
If any office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until the successor is elected.

SECTION 6. ABSENCE OR INABILITY TO ACT
In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in such officer’s place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.
ARTICLE VI

INDEMNIFICATION
The Corporation shall indemnify, to the fullest extent allowed by law, any director or officer of the Corporation who is made, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the director is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employ benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another Corporation, partnership, joint venture, trust or other enterprise. No amendment to these Bylaws that limits the Corporation’s obligation to indemnify directors of the Corporation shall have any effect on such obligation for any act or omission that occurs before the effective date of the amendment or the date on which the officer or director is notified of the amendment, whichever is later. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries or specific action of the Board of Directors, vote of shareholders or other document or arrangement.
ARTICLE VII

CORPORATE RECORDS - INSPECTION
SECTION 1. MAINTENANCE OF RECORDS
The Corporation shall maintain adequate and correct books, records and accounts of its business and properties. Except as otherwise provided by law, all of these books, records and accounts shall be kept at its principal office.
SECTION 2. INSPECTION OF BOOKS AND RECORDS
A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, all books, records and accounts of the Corporation if the shareholder gives the Corporation written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. The shareholder may inspect and copy such records only if the shareholder’s demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and the records are directly connected with the shareholder’s purpose.
SECTION 3. INSPECTION OF BYLAWS AND ARTICLES OF INCORPORATION
A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, the Articles of Incorporation and all amendments or restatements, the Bylaws and all amendments or restatements and any resolution adopted by the Board of Directors, if the shareholder gives the Corporation written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. The Corporation may impose a reasonable charge covering the costs of labor and materials for copies of any documents provided to the shareholder. Such charge may not exceed the estimated cost of production or reproduction of the records.
ARTICLE VIII

STOCK AND CERTIFICATES FOR STOCK
SECTION 1. FORMS
a. Certificates for shares of this corporation shall be issued in such form as shall be provided by the Board of Directors and shall fully comply with the laws of the state of its incorporation. The certificates shall be signed by the President and by the Secretary.
b. Unless the stock of the Corporation has been registered under securities laws, each certificate issued by the Corporation shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO OFFER, SALE, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SECURITIES MAY BE EFFECTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.
SECTION 2. RESTRICTIONS ON TRANSFER OF CERTIFICATES
No shareholder shall have the right or power to pledge, sell, assign, convey, transfer, give, devise or otherwise dispose of, whether voluntary or involuntary, any share or shares of the Corporation, without first offering the said share or shares of stock for sale to the Corporation, or if the Corporation does not or cannot purchase the same, then to the remaining shareholder(s) in proportion to their respective stock holdings at the actual price per share at which it is proposed to sell such share or shares of stock. These provisions shall be binding upon any executor, administrator or other legal representative of every shareholder.
SECTION 3. TRANSFER ON THE BOOKS
Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled to that certificate, cancel the old certificate and record the transaction upon its stock transfer books.
SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES
In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place of that certificate upon such proof of the loss, theft or destruction and upon the giving of a bond or other security as may be required by the Board of Directors.
SECTION 5. RULES AND REGULATIONS
The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates. A vote of two-thirds of the stock of the Shareholders shall be sufficient to open the books of the company for subscriptions to unsubscribed capital stock and to fix the price at which subscriptions shall be accepted and the amount of such stock.
ARTICLE IX

ACTION WITHOUT MEETING
Any action required to be taken at a meeting of the Shareholders or Directors of this corporation, or any action which may be taken at a meeting of this corporation’s Shareholders or Directors, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all those entitled to participate at such meeting. Such consent shall have the same force and effect as the unanimous vote at a duly called, convened and conducted meeting of the Shareholders or Directors.
ARTICLE X

CONTRACTS WITH INTERESTED DIRECTORS
No contract or other transaction between this corporation and any other corporation shall be affected by the fact that any Director of this corporation is interested in, or is a director or officer of, such other corporation, and any Director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm, or corporation, shall be affected by the fact that any Director of this corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with such person, firm, or corporation, and every person who may become a Director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of such person or any firm, association, or corporation in which such person may be in any way interested.
ARTICLE XI

GENERAL PROVISIONS
SECTION 1. AMENDMENT OF BYLAWS
The Board of Directors may amend or repeal these Bylaws, except as otherwise provided by law.
SECTION 2. WAIVER OF NOTICE
Whenever a notice is required to be given to any shareholder or director of this Corporation by law, the Articles of Incorporation or these Bylaws, a written waiver of that notice describing the meeting for which notice is waived and signed by the person entitled to the notice, before or after the meeting stated in the notice, and delivered to the Corporation for inclusion in the minutes of the meeting, shall be equivalent to giving notice.
SECTION 3. ACTION WITHOUT A MEETING
Any action which law, the Articles of Incorporation or these Bylaws require or permit the shareholders or directors to take at a meeting may be taken without a meeting if one or more consents in writing describing the action taken is signed by all of the shareholders or directors entitled to vote on the matter. The consents, which shall have the same effect as a unanimous vote of the shareholders or directors, shall be filed in the records of minutes of the Corporation.

The action taken is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.
SECTION 4. EXECUTION OF DOCUMENTS
Unless otherwise specified by resolution of the Board of Directors, any documents may be executed on behalf of the Corporation by the President or other officer or officers as may be designated by the President.
ARTICLE XII

AMENDMENTS, REVISIONS AND REPEAL
The power to amend, revise or repeal these Bylaws, or to adopt new Bylaws, subject to repeal or change by action of the Shareholders, shall be vested in the Board of Directors.
EFFECTIVE DATE: October 26, 2004

/s/Joseph M. Holsten__________ Joseph M. Holsten	___/s/ Mark T. Spears ___________ Mark T. Spears

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